UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 30, 2005, Silicon Storage Technology, Inc., or SST, entered into a settlement and mutual release with Atmel Corporation, or Atmel.  Pursuant to the settlement agreement, SST has agreed to pay Atmel a settlement payment. The amount of the settlement payment is not material to SST. In addition, Atmel and SST agreed to jointly submit a stipulation order agreeing to dismiss with prejudice all claims, counterclaims and affirmative defenses in the patent litigation pending before the United States District Court for the Northern District of California, Case No. C96-00039 SC, encaptioned: Atmel Corporation v. Silicon Storage Technology, Inc.  The settlement agreement concludes all outstanding litigation between SST and Atmel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  July 11, 2005

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Bing Yeh
Bing Yeh
President and Chief Executive Officer